ADDENDUM NO. 2
                                     to the
                               CUSTODIAN CONTRACT
                         dated August 29, 1991 between
                        GREAT HALL INVESTMENT FUNDS, INC.
                                      and
                          NORWEST BANK MINNESOTA, N.A.


          This Addendum No. 2 dated as of August 17, 1994 to the Custodian Contract dated August 29, 1991 (the "Contract") between Great Hall Investment Funds, Inc. (the "Company") and Norwest Bank Minnesota, N.A. (the "Custodian"),

          WITNESSETH THAT:

          WHEREAS, the Company is a mutual fund whose shares currently are offered in the following six series: Series A (Great Hall Prime Money Market
Fund), Series B (Great Hall U.S. Government Money Market Fund), Series C (Great Hall Tax-Free Money Market Fund), Series D (Great Hall National Tax-Exempt
Fund), Series E (Great Hall Minnesota Insured Tax-Exempt Fund) and Series F (Great Hall U.S. Government Securities Fund);

          WHEREAS, the Company heretofore has employed the Custodian, and the Custodian has agreed to act, as the custodian of the assets of Series A, Series B, Series C, Series D and Series E of the Company.

          WHEREAS, the Company desires to employ the Custodian, and the Custodian hereby agrees to act, as the custodian of the assets of Series F of the Company pursuant to the terms of the Contract.

          NOW, THEREFORE, in consideration of the mutual agreements contained in the Contract and in this Addendum No. 2 thereto, the Company hereby employs the Custodian, and the Custodian hereby agrees to act, as the custodian of the assets of Series F of the Company pursuant to the terms and conditions of the Contract, which are incorporated herein by reference. This Addendum No. 2 to the Contract supersedes and replaces Addendum No. 1 to the Contract dated March 17, 1992.

          IN WITNESS WHEREOF, each of the Company and the Custodian has caused this Addendum No. 2 to the Contract to be executed in its name on the day and year first above written.


GREAT HALL INVESTMENTS FUNDS, INC.        Attest:


By   Matthew L. Thompson                  By   Julie Getchell
    -----------------------------             -----------------------------
  Its   Vice President                      Its   Vice President
       --------------------------                --------------------------


NORWEST BANK MINNESOTA, N.A.              Attest:


By   Theresa G. Burks                     By   Holly J. Kirschman
    -----------------------------             -----------------------------
  Its   Assistant Vice President            Its   Trust Officer
       --------------------------                --------------------------